 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-279783
PROSPECTUS
6,000,000 Shares
Bruker Corporation
COMMON STOCK

We are offering 6,000,000 shares of our common stock. Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BRKR.” On May 29, 2024 the last reported sale price of our common stock on Nasdaq was $72.55 per share.
The underwriters have agreed to purchase our common stock from us at a price of $67.29 per share, which will result in approximately $403,740,000 of proceeds to us before expenses (assuming no exercise by the underwriters of the option described below). The underwriters may offer such shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).”
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before buying our common stock.
The underwriters may also exercise their option to purchase up to an additional 900,000 shares of our common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified above, at the price per share set forth above, for 30 days after the date of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about May 31, 2024.

BofA Securities J.P. Morgan

May 29, 2024.

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the underwriters take no responsibility for and can provide no assurances as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus or any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
Neither we nor the underwriters are offering to sell, or seeking offers to buy, shares of our common stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Bruker,” “the Company,” “we,” “us” and “our” refer to Bruker Corporation and its wholly owned subsidiaries unless the context indicates otherwise.
This prospectus and the information incorporated herein by reference include trademarks, service marks, and trade names owned by us or other companies. “Bruker Corporation,” the Bruker logos and other trademarks or service marks of Bruker appearing in this prospectus and the information incorporated herein by reference are the property of Bruker. This prospectus and the information incorporated herein by reference also contain additional trade names, trademarks and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. You should carefully read the more detailed information in this prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus on page 4 and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and the accompanying notes thereto, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Company Overview
We are a developer, manufacturer and distributor of high-performance scientific instruments and analytical and diagnostic solutions that enable our customers to explore life and materials at microscopic, molecular and cellular levels. Many of our products are used to detect, measure and visualize structural characteristics of chemical, biological and industrial material samples. Our products and solutions address the rapidly evolving needs of a diverse array of customers in life science research, pharmaceuticals, biotechnology, applied markets, cell biology, clinical research, microbiology, in-vitro diagnostics, nanotechnology and materials science research. We are organized into four reportable segments: the BSI BioSpin Segment, the BSI CALID Segment, the BSI Nano Segment and the Bruker Energy & Supercon Technologies (BEST) Segment.
Corporate Information
Our principal executive offices are located at 40 Manning Road, Billerica, MA 01821, and our telephone number is (978) 663-3660. Information about Bruker Corporation is available at www.bruker.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING
Common stock offered by us
6,000,000 shares (6,900,000 shares if the underwriters exercise in full their option to purchase additional shares).
Option to purchase additional shares
We have granted to the underwriters the option, exercisable for 30 days from the date of this prospectus, to purchase up to 900,000 additional shares of our common stock.
Common stock to be outstanding immediately after this
offering
151,335,944 shares (or 152,235,944 shares if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting estimated offering expenses payable by us, will be approximately $403.0 million (or approximately $463.6 million if the underwriters exercise their option to purchase additional shares in full).
We currently intend to use the net proceeds from this offering to reduce indebtedness following our recent strategic acquisitions, including to repay a portion of our outstanding borrowings under our amended and restated credit agreement (the “Amended and Restated Credit Agreement”). See “Use of Proceeds” on page 7 for additional information.
Conflicts of Interest
Certain of the underwriters in this offering may receive at least 5% of the net proceeds of this offering in connection with the repayment of all or a portion of our outstanding indebtedness. Therefore, such underwriters will be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Underwriting (Conflicts of Interest).”
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and similarly titled sections in the documents incorporated by reference into this prospectus.
Nasdaq Global Select Market trading symbol
“BRKR”.
The number of shares of our common stock to be outstanding after this offering is based on 145,335,944 shares of common stock outstanding as of May 24, 2024, and excludes the following as of such date:
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820,272 shares of our common stock issuable upon the exercise of outstanding stock options to purchase our common stock, at a weighted-average exercise price of $40.46 per share;

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728,585 shares of our common stock issuable upon the vesting of outstanding unvested restricted stock units;

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7,086,838 shares of our common stock reserved for future issuance under our 2016 Incentive Compensation Plan; and

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2,414,481 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares and no exercise or vesting, as the case may be, of outstanding stock options or restricted stock units.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to purchase shares of our common stock, you should consider carefully the risks described below and the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering. The risks described in these documents are not the only risks we face; there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. In assessing the risks described below, you should also refer to the information contained in our Annual Report on Form 10-K for the year ended December 31, 2023. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline significantly. In addition, any future sales of securities by us or existing stockholders, particularly our directors or executive officers, including pursuant to any Rule 10b5-1 trading plan or broker-assisted sales to cover withholding taxes, could negatively impact the market price of our common stock.
Substantially all of our outstanding common stock is eligible for immediate resale in the public market. In connection with this offering, we and all of our directors and executive officers have agreed not to offer, pledge, sell or contract to sell any common stock, sell any option or contract to purchase any common stock, purchase any option or contract to sell any common stock, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any common stock, lend or otherwise dispose of or transfer any common stock, request or demand that we file or make a confidential submission of a registration statement related to the common stock, enter into any hedging, swap, loan or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock whether any such hedging, swap, loan or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing described above, subject to certain exceptions as described in further detail under the section of this prospectus titled “Underwriting (Conflicts of Interest).”
The underwriters may, in their sole discretion, release all or some portion of the shares subject to the lock-up agreements at any time and for any reason. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
We may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including pursuant to public or private equity offerings, which we evaluate from time to time. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information and documents we file with the SEC that are incorporated by reference contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future financial condition, regulatory approvals, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “anticipate,” “plan,” “expect,” “seek,” “may,” “will,” “intend,” “estimate,” “should,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
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the impact of supply chain challenges on our business and operations;

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our working capital requirements and the sufficiency of our cash, borrowings and proceeds of indebtedness to fund our operations and investment activities;

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our plans to make capital investments;

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the impact of changes to tax and accounting rules and changes in law;

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fluctuations in estimates impacting costs related to our self-funded health insurance plan;

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our expectations regarding backlog and revenue;

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our expectations and the impact of our restructuring initiatives;

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the impact of our global IT transformation activities;

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the impact of foreign currency exchange rates and changes in commodity prices; and

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any other statements that address events or developments that the Company intends or believes will or may occur in the future.

We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described under the heading “Risk Factors” and elsewhere in this prospectus and in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q, as may be updated by other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering. Moreover, new risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus and the information and documents incorporated by reference herein.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
You should read this prospectus and the information and documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $403.0 million (or approximately $463.6 million if the underwriters’ option to purchase additional shares is exercised in full), in each case after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to reduce indebtedness following our recent strategic acquisitions, including to repay a portion of our outstanding borrowings under the Amended and Restated Credit Agreement. Certain of the underwriters or their affiliates are lenders under the Amended and Restated Credit Agreement. Accordingly, such underwriters or their affiliates will receive a portion of the net proceeds from this offering in connection with repayment of such indebtedness. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
The Amended and Restated Credit Agreement matures on January 18, 2029, subject to extension at our request for one additional year on up to two occasions (subject to certain conditions). Borrowings under the Amended and Restated Credit Agreement bear interest at a rate equal to, at the Company’s option, (a) Secured Overnight Financing Rate (“SOFR”), plus a margin ranging from 1.000% to 1.5000% based on the Company’s leverage ratio, or (b) the highest of (i) the federal funds effective rate plus half of 1%, (ii) the prime rate announced by Bank of America, N.A., and (iii) SOFR, as adjusted, plus 1.00%, plus a margin rate ranging from 0.000% to 0.500%, based on the Company’s leverage ratio. Proceeds of the Amended and Restated Credit Agreement may be used by the Company and its subsidiaries to finance working capital needs, refinance or reduce existing indebtedness and for general corporate purposes, including acquisitions.
DIVIDEND POLICY
In recent years, we have paid dividends on our common stock. In February 2024, we announced that our Board of Directors (“Board”) had declared a quarterly dividend of $0.05 per share that was paid in March 2024. In May 2024, we announced that our Board had declared a quarterly dividend of $0.05 per share that will be payable in June 2024. There is no guarantee that such dividends will continue indefinitely. In the future, our Board may determine to reduce or eliminate our common stock dividend in order to fund investments for growth, repurchase shares or conserve capital resources.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders (as defined below) who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
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an individual citizen or resident of the United States;

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a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, or any other corporation treated as such;

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an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes notwithstanding a failure to satisfy the criteria in (i) above.

This discussion is based on current provisions of the Code, existing, temporary and proposed Treasury regulations promulgated thereunder, or Treasury Regulations, judicial opinions, published positions and guidance of the Internal Revenue Service, or the IRS, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax, any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to non-U.S. holders subject to special treatment under the U.S. federal income tax laws (such as taxpayers that elect mark-to-market accounting, insurance companies, tax-exempt organizations, tax-qualified retirement plans, financial institutions, brokers or dealers in securities, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, non-U.S. holders that hold our common stock as part of a straddle, conversion transaction or other integrated investment, certain U.S. expatriates and former citizens or long-term residents of the United States, or persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being considered in an “applicable financial statement” (as defined in the Code)).
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE INVESTORS IN OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, ESTATE OR GIFT, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Distributions
As described in the section entitled “Dividend Policy,” we have declared quarterly dividends in the past. If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain on Sale or Other Disposition of Common Stock.”
Subject to the discussion below on effectively connected income, backup withholding and FATCA, dividends paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for such lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net basis at the regular graduated rates applicable to U.S. taxpayers. A Non-U.S. Holder that is a corporation also may be subject to a federal branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), as well as applicable state or local taxes, on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain on Sale or Other Disposition of Common Stock
In general, and subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:
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the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

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the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” (as defined in the Code) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period of our common stock.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax on a net basis, at regular graduated U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax (as well as applicable state or local taxes) described above also may apply to such effectively connected gain, as adjusted for certain items.
An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests, or USRPIs, relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.
NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING ANY APPLICABLE TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.
Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
Under provisions of the Code known as the Foreign Account Tax Compliance Act, or FATCA, withholding tax of 30% may apply to certain payments to foreign financial institutions, investment funds and certain other non-U.S. persons that fail to comply with certain information reporting and certification requirements pertaining to their direct and indirect U.S. securityholders and/or U.S. accountholders and do not otherwise qualify for an exemption. Under applicable Treasury Regulations and IRS guidance, this withholding currently applies to payments of dividends, if any, on, and, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock. An intergovernmental agreement between the U.S. and a foreign country may modify the requirements described in this paragraph. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax.
Although withholding under existing FATCA regulations would also apply to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
Backup Withholding, Information Reporting and Other Reporting Requirements
The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply to any distribution on our common stock regardless of whether such distributions constitute dividends or whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.
A non-U.S. holder will generally be subject to backup withholding with respect to dividends on our common stock paid to it unless the non-U.S. holder certifies under penalties of perjury that, among other things, it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person), typically on a properly executed IRS Form W-8BEN, W-8BEN-E or other appropriate IRS Form W-8 (or any successor or substitute form thereof), or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and impose backup withholding on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person), typically on a properly executed IRS Form W-8BEN, W-8BEN-E or other appropriate IRS Form W-8 (or any successor or substitute form thereof), or otherwise establishes an exemption.
Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, GIFT, ESTATE, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as underwriters of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us shares of our common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.	3,000,000
J.P. Morgan Securities LLC	3,000,000
Total	6,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have agreed to purchase the shares of common stock from us at a price of $67.29 per share, which will result in net proceeds to us, after deducting estimated offering expenses payable by us, of approximately $403.0 million assuming no exercise of the option to purchase additional shares described below or $463.6 million if such option to purchase additional shares is exercised in full.
The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
The expenses of the offering are estimated at $750,000 and are payable by us.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 900,000 additional shares at the price per share set forth above to cover sales of shares by the underwriters which exceed the number of shares specified above. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common stock,

•
sell any option or contract to purchase any common stock,

•
purchase any option or contract to sell any common stock,

•
grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any common stock,

•
lend or otherwise dispose of or transfer any common stock,

•
request or demand that we file or make a confidential submission of a registration statement related to the common stock,

•
enter into any hedging, swap, loan or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock whether any such hedging, swap, loan or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, or

•
publicly disclose the intention to do any of the foregoing.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
The underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.
Nasdaq Global Select Market Listing
The shares are listed on the Nasdaq Global Select Market under the symbol “BRKR.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conflicts of Interest
Certain of the underwriters in this offering may receive at least 5% of the net proceeds of this offering in connection with the repayment of all or a portion of our outstanding indebtedness. Therefore, such underwriters will be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. For example, certain underwriters and/or their affiliates serve in various roles under certain term loan agreements entered into by the Company on March 29, 2024 and on December 11, 2019, as well as under the Amended and Restated Credit Agreement. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock (the “Shares”) have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no Shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Allen Overy Shearman Sterling US LLP, New York, New York is acting as counsel to the underwriters in connection with certain legal matters relating to the shares of common stock being offered by this prospectus.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Biognosys AG, Osthus Beteiligungs GmbH, MIRO Analytical AG, PhenomeX Inc. (Bruker Cellular Analysis), Acquifer Imaging GmbH, Deltabyte GmbH, Pinpoint Testing LLC, Fasmatech Science and Technology SA, Interherence GmbH, and Signals GmbH & Co. KG because they were acquired by the Company in purchase business combinations during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Any person to whom this prospectus is delivered may request copies of this prospectus and any related amendments or supplements, without charge, by written or telephonic request directed to Investor Relations, Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821; telephone: (978) 663-3660.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered under this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth, or incorporated by reference, in the registration statement and the exhibits. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement, exhibits and schedules filed with the registration statement and the documents incorporated by reference therein. With respect to the statements contained or incorporated by reference in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
We maintain a website at www.bruker.com. Our website, and the information contained on or accessible through the website, is not incorporated into and is not part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website. These reports are made available on our website as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this document (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

•
our Current Reports on Form 8-K, filed with the SEC on January 19, 2024, February 2, 2024, February 12, 2024, April 2, 2024 and April 22, 2024 (other than Item 7.01 and Exhibit 99.1 thereto);

•
the portions of our Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2024 annual meeting of stockholders, filed with the SEC on April 19, 2024, that are specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024; and

•
the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020, including any amendments or reports filed for the purpose of updating such description.

The reports and other documents that we file after the date of this prospectus (and prior to the termination of the offering of common stock covered by this prospectus) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821; telephone: (978) 663-3660.
You also may access these filings on our website at www.bruker.com. We do not incorporate the information on or accessible through our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

6,000,000 Shares
Bruker Corporation
COMMON STOCK

P R O S P E C T U S

BofA Securities
J.P. Morgan
May 29, 2024